EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of International Silver, Inc. for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John A. McKinney, Chief Financial Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ John A. McKinney
By:	John A. McKinney,
Chief Financial Officer

April 14, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934.